CERTIFICATION

PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Annual Report on Form 10-K for the period ended December 31, 2004 (the “Report”) of BearingPoint, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Harry L. You, the Chief Executive Officer and Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	Other than the inclusion of unaudited financial statements for the fiscal year ended June 30, 2002, as disclosed in the Report, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Harry L. You
Name:	Harry L. You
Date:	January 31, 2006